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                                                                     EXHIBIT 3.4

                                 AMENDMENT NO. 1
                                       TO
                            THE AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                                 ENTROPIN, INC.
                              DATED MARCH 20, 2000

     The Board of Directors (the "Board") of Entropin, Inc., a Colorado corporation (the "Corporation"), pursuant to the Colorado Business Corporation Act (the "Act"), Sections 7-108-103 and 7-110-201 and pursuant to the Amended and Restated Bylaws of Entropin, Inc., dated March 20, 2000 (the "Bylaws"),
Article X, have approved the amendment of the Bylaws by written consent on August 18, 2000, a copy of which is attached hereto as EXHIBIT A. Pursuant to such written consent the Bylaws are hereby amended as follows:

     1. Section 3.3 of the Bylaws is hereby amended by replacing such section in its entirety with the following:

     SECTION 3.3 NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the Corporation shall be not less than three (3) nor more than twelve (12), and the number of directors shall be fixed within this range from time to time by resolution of the Board of Directors. Each director shall hold office for such term as set forth in Entropin's Articles of Incorporation, as amended and restated. Directors need not be residents of the State of Colorado or shareholders of the Corporation.

     2.   This Amendment was duly adopted by the Board on August 18, 2000.

     On behalf of the Corporation, Higgins D. Bailey, Chairman of the Board of Directors, by his signature below, does hereby confirm, under the penalties of perjury, that the foregoing Amendment No.1 to the Amended and Restated Bylaws Of Entropin, Inc., are a true and correct copy of said document.

                                           ENTROPIN, INC.

                                           By /s/ Higgins D. Bailey
                                              --------------------------
                                              Higgins D. Bailey
                                              Chairman of the Board